UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: September 1, 2009


                          TOMBSTONE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                        333-138184            51-0431963
-------------------------------        --------------------    -----------------
(State or other jurisdiction of          (Commission File      (IRS Employer
         incorporation)                       Number)           Identification
                                                                Number)


                    5380 Highlands Drive, Longmont, CO 80503
                 ----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                  303-684-6644
                                ----------------
               Registrant's telephone number, including area code


                                       N/A
                                     -------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT


Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On September 1, 2009, Mr. Michael Willis, Chief Executive Officer of Tombstone Technologies, Inc. (the Company), resigned as the Company's Chief Executive Officer.

Appointment of Chief Executive Officer

On September 1, 2009, as a result of the resignation of Mr. Willis as the Company's Chief Executive Officer, Mr. John Harris was appointed as the Chief Executive Officer of the Company. Mr. Harris has served as a Director and the President of the Company since its inception. Prior to Mr. Willis's appointment as Chief Executive Officer, Mr. Harris served as the Chief Executive Officer of the Company from its inception through April 6, 2009.

Mr. Harris began his career in the securities industry in 1971 with Newhard Cook & Co., a St. Louis based NYSE member firm. Licensed both as a broker and principal, he ultimately managed brokerage offices for several regional NASD brokerage firms. Since 1985, he has been self-employed as a business consultant and as a private investor. For the last 5 years Mr. Harris has been an independent financial consultant. Mr. Harris brings us experience in the public securities market.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     TOMBSTONE CARDS, INC.


                                     By:   /s/ Neil A. Cox
                                           ------------------------------------
                                           Neil A. Cox, Chief Financial Officer


                                     Date: September 1, 2009






















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